Exhibit T3A.3

Uimhir 450452 Number 450452 DEIMHNIU CORPRAITHE UM CHOMHSHO GO CUIDEACHTA PHRiOBHAIDEACH FAOI THEORAINN SCAIREANNA Certificate of Incorporation On Conversion To A Private Company Limited By Shares Deimhnim leis sea go bhfuil an chuideachta I hereby certify that ALDUS PORTFOLIO LEASING LIMITED a bhi claraithe roimhe seo mar Chuideachta Teoranta, tar eis a comhsh6 inniu faoi Acht na gCuideachtai 2014 ina Cuideachta Phriobhaideach faoi Theorainn Scaireanna. formerly registered as a Limited Company has this day been converted under the Companies Act 2014 to a Private Company Limited By Shares. Arna thabhairt faoi mo lciimh, Given under my hand, Mciirt, an 29u lei de Samhain, 2016 Tuesday, the 29th day of November, 2016 thar ceann Chlciraitheoir na gCuideachtai for Registrar of Companies